Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in:
Registration Statement No. 333-215980 on Form S-3 pertaining to the registration of an indeterminate number of common shares, preferred stock, depositary shares, warrants and subscription rights as well as an indeterminate amount of debt securities that may from time to time be issued at indeterminate prices;
Registration Statement No. 333-56661 on Form S-8 (as amended by Post-Effective Amendment No.1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus;
Registration Statement No. 333-184620 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan;
Registration Statement No. 333-197687 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan;
Registration Statement No. 333-197688 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2014 Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-204369 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan;
Registration Statement No. 333-206487 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan;
Registration Statement No. 333-210954 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors’ Compensation Plan; and
Registration Statement No. 333-217506 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan.
of our reports dated February 8, 2019, relating to the consolidated financial statements and financial statement schedule of Cleveland-Cliffs Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change to its method of accounting for revenue by adopting FASB ASC 606, Revenue from Contracts with Customers), and the effectiveness of Cleveland-Cliffs Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cleveland-Cliffs Inc. for the year ended December 31, 2018.
/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
February 8, 2019